Exhibit 10.7

                              EMPLOYMENT AGREEMENT

                                     PARTIES

     This Employment  Agreement (this "Agreement") dated as of December 19, 2000
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is  entered  into  by  and  between  Telaxis   Communications   Corporation,   a
Massachusetts   corporation  having  its  principal  place  of  business  at  20
Industrial Drive East, South Deerfield,  Massachusetts 01373 (the "Company") and
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John L.  Youngblood,  an  individual  with an  address at 29366  Duberry  Ridge,
Boerne, Texas 78015 (hereinafter called "Employee").
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                               TERMS OF AGREEMENT

     In consideration of this Agreement and the continued employment of the Employee by the Company, the parties agree as follows:

     1. Employment.  The Company hereby employs Employee,  on a full-time basis,
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to act as President and Chief Executive  Officer of the Company at the principal place of business of the Company shown above during the Employment Period and to perform such acts and duties and furnish such services to the Company in connection with and related to that position as is customary for persons with similar positions in like companies, as the Company's Board of Directors shall from time to time reasonably direct. Employee hereby accepts said employment. Employee shall use his best and most diligent efforts to promote the interests of the Company; shall discharge his duties to the best of his ability; and shall devote his full business time and his best business judgment, skill and knowledge to the performance of his duties and responsibilities hereunder. Employee shall report to the Board of Directors of the Company.

     2.  Employment  Period.  The  period of  Employee's  employment  under this
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Agreement  shall commence on the date of this Agreement and shall continue for a period of twenty-four (24) months thereafter. At the end of the initial twenty-four (24) month period and any extension period thereafter, the period of Employee's employment under this Agreement, in the absence of any other express agreement between the parties, shall automatically be extended for an additional period of three (3) months. The employment period described above is subject to earlier termination pursuant to Section 3.6, 4 or 5. The period of Employee's employment under this Agreement (including all quarterly extension periods) is referred to as the "Employment Period."

     3.  Compensation and Benefits; Disability.
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     3.1 Salary.  During the Employment Period, the Company shall pay Employee a
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salary at an annualized rate equal to $255,216.00  payable in equal installments pursuant to the Company's customary payroll policies in force at the time of payment (but in no event less frequently than monthly), less required payroll deductions. The Employee's salary may be adjusted upward from time to time in the sole discretion of the Board of Directors of the Company, except that the Employee, if a Director, shall not be entitled to vote thereon.


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     3.2 Discretionary  Bonus.  During the Employment  Period,  the Employee may
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participate  in  such  bonus  plan or  plans  of the  Company  as the  Board  of
Directors, acting through its Compensation Committee, may approve for the Employee. Nothing contained in this Section 3.2 shall be construed to require the Board of Directors to approve a bonus plan or in any way grant to Employee the right to receive bonuses not otherwise approved.

     3.3 Company  Automobile.  During the Employment  Period,  the Company shall
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provide  Employee with a full-sized  Company  automobile which shall be replaced promptly after (a) the expiration of every three (3) year period after the date hereof or (b) the automobile reaches 60,000 miles, whichever occurs first.

     3.4 Insurance  Benefits.  During the Employment  Period, the Employee shall
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receive such health insurance,  disability  insurance,  life insurance and other benefits as customarily provided to other officers and management employees of the Company.

     3.5 Vacation. Employee may take four (4) weeks of paid vacation during each
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year at such times as shall be consistent with the Company's  vacation  policies and (in the Company's judgment) with the Company's vacation schedule for officers and other management employees. Employee shall also be entitled to paid legal and religious holidays, sick days, and personal days in accordance with the Company's normal policies in effect from time to time.

     3.6 Disability. If during the Employment Period, Employee shall become ill,
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disabled  or  otherwise  incapacitated  so as to be unable to perform  his usual duties (a) for a period in excess of one hundred twenty (120) consecutive days or (b) for more than one hundred eighty (180) days in any consecutive twelve
(12) month period, then the Company shall have the right to terminate Employee's employment under this Agreement, subject only to applicable laws, on thirty (30) days' written notice to Employee. Termination pursuant to this Section 3.6 shall not affect any rights Employee may otherwise have under any disability insurance policies in effect at the time of such termination.

     3.7 Severance Pay.
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     3.7.1  Termination  By  Company.   In  the  event  the  Company  terminates
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Employee's  employment  under this Agreement  pursuant to Section 5, the Company shall provide to Employee, in exchange for a release as to any and all claims Employee may have against the Company, the Severance Benefits for (a) a twelve
(12) month period after termination if termination shall occur (i) at any time prior to any Change in Control, (ii) after any Approved Change in Control, or
(iii) more than one (1) year after an Unapproved Change in Control, or (b) a twenty-four (24) month period after termination if termination shall occur within one (1) year after an Unapproved Change in Control.

     3.7.2  Termination  by Employee For Good Reason.  After a Change in Control
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and provided  Employee has Good Reason,  Employee may terminate  his  employment under this Agreement upon fifteen (15) days written notice to the Company and the Company shall provide to Employee, in exchange for a release as to any and all claims Employee may have against the Company, the Severance Benefits for (a) a twelve (12) month period after termination if

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


termination shall occur within one (1) year after an Unapproved Change in Control or (b) an initial six (6) month period, and thereafter until the earlier to occur of the end of one (1) additional six (6) month period or Employee obtaining regular employment or consulting work, if termination shall occur (i) after any Approved Change of Control or (ii) more than one (1) year after an Unapproved Change in Control.

     3.7.3 Definitions. For purposes of this Section 3.7,
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          (a) a "Change in Control" shall mean:

               (i) The completion of a merger or consolidation of the Company with any other entity (other than a merger or consolidation in which the Company is the surviving entity and is owned at least 50% collectively by persons who were stockholders of the Company before the transaction), the sale of substantially all of the Company's assets to another entity, the sale of more than 50% of the outstanding capital stock of the Company to an unrelated person or group of persons acting collectively in one or a series of transactions, or any change in "control" [as defined in Rule 12b-2 adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act")] of the Company which would be required to be reported under either Section 13 or 14 of the Exchange Act whether or not the Company is then subject to said Act, including a change whereby

                  (A) any "person" [as such term is used in Sections 13(d) and 14(d) of the Exchange Act] becomes a "beneficial owner" (as defined in Rule 13d-adopted under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

                  (B) there ceases to be a majority of the Board of Directors comprised of individuals described in subsection (iv) below.

               (ii) An "Approved Change in Control" of the Company shall mean a Change in Control that is approved by at least a majority of the Company's Board of Directors.

               (iii) An "Unapproved Change in Control" of the Company shall mean any Change in Control that is not an Approved Change of Control.

               (iv) For the purposes of Sections 3.7.3(a)(i) and (ii), "Board of Directors" shall mean: (i) individuals who, on the date hereof, constituted the Board of the Company, and (ii) any successors to those directors whose nomination for election or election was approved by a majority of the directors in office at the time of such nomination or election.

         (b) "Good Reason" shall mean the occurrence after a Change in Control of any of the following circumstances without the Employee's written consent unless, in the case of paragraphs (A), (B), (C) or (H), such circumstances constitute an isolated, insubstantial and inadvertent action not taken in bad faith and which are fully remedied by the Company prior to the Employee's last day of employment:

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


                  (A) the assignment to the Employee of any duties inconsistent with the highest position in the Company that the Employee held at any time during the 90-day period immediately preceding the Change in Control of the Company, or a significant adverse alteration in the nature or status of the Employee's responsibilities or the conditions of the Employee's employment from those in effect at any time during the 90-day period immediately preceding such Change in Control;

                  (B) any violation of Section 1 or Section 3.1 through 3.5 of this Agreement;

                  (C) the failure by the Company to provide the Employee with the greatest number of vacation days to which the Employee is entitled in accordance with the Company's normal vacation policy in effect at any time during the 90-day period immediately preceding the Change in Control;

                  (D) any requirement by the Company or of any person in control of the Company that the location at which the Employee perform the Employee's principal duties for the Company be (1) outside a radius of 50 miles from the location at which the Employee performed such duties immediately prior to the Change in Control, or (2) more than 25 miles in commuting distance further than the Employee's commuting distance to the location at which the Employee performed such duties immediately prior to the Change in Control;

                  (E) the failure by the Company to pay to the Employee any portion of the Employee's current compensation within seven (7) days after such compensation is due;

                  (F) any requirement by the Company or any person in control of the Company that the Employee travel on an overnight basis to an extent not substantially consistent with the Employee's business travel obligations immediately prior to the Change in Control;

                  (G) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the Agreement, as contemplated in Section 9.3; or

                  (H) any purported termination of the Employee's employment which is not effected pursuant to the requirements of Section 5 and 8, which purported termination shall not be effective for purposes of this Agreement.

     The Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

     For purposes of this Section 3.7.3(b), any good faith determination of "Good Reason" made by the Employee shall be conclusive.

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         (c) "Severance  Benefits"  shall mean (i) Employee's base salary at the highest level in effect during the 90-day period immediately preceding the date of termination, payable in equal installments pursuant to the Company's customary payroll policies in force at the time of payment (but in no event less frequently than monthly), less required payroll deductions and (ii) the continuation of all health, welfare and other fringe benefits (other than the Company automobile allowance) which are provided to Employee pursuant to this Agreement on the date of termination except to the extent the continuation of any such benefits is not permitted by applicable law or the terms of any benefit
documentation   (provided,   however,  if  the  continuation  of  medical/health
insurance, dental insurance, disability insurance, and/or life insurance is not permitted, the Company shall pay Employee, at the beginning of the period during which he is entitled to receive Severance Benefits, an amount equal to the amount the Company would have had to pay to provide those insurances to Employee if Employee had remained an employee of the Company for the period during which
he  is  entitled  to  receive   Severance   Benefits   under  this   Agreement).
Notwithstanding  the  foregoing,   if  Employee  begins  regular  employment  or
consulting work prior to the end of the period during which he is entitled to receive Severance Benefits from the Company under this Agreement, the amount Employee shall be entitled to receive pursuant to clause (i) of this definition of "Severance Benefits" shall be reduced to the amount, if any, by which Employee's base salary described in clause (i) above exceeds Employee's base salary from his new regular employment or consulting work. Employee agrees to notify the Company if he begins regular employment or consulting work prior to the end of the period during which he is entitled to receive Severance Benefits from the Company under this Agreement.

     4.  Discharge for Cause.  The Company may discharge  Employee and terminate
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his employment  under this Agreement for cause without further  liability to the
Company by a majority vote of the Board of Directors of the Company except that the Employee, if a Director, shall not be entitled to vote thereon. As used in this Section 4, "cause" shall mean any or all of the following:

         (a) gross or willful misconduct of Employee during the course of his employment;

         (b) conviction of a fraud or felony or any criminal offense involving dishonesty, breach of trust or moral turpitude during the Employment Period; or

         (c) Employee's breach of any of the material terms of this Agreement which, if curable, is not cured within thirty (30) days of written notice to the Employee.

     5.  Termination Without Cause.  Upon thirty (30) days prior written notice,
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the Company may terminate  Employee's  employment  under this Agreement  without cause without  further  liability to the Company (except as set forth in Section
3.7 above) by a majority vote of the Board of Directors of the Company except that the Employee, if a Director, shall not be entitled to vote thereon.

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

     6. Expenses.  Pursuant to the Company's  customary policies in force at the
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time of payment, Employee shall be promptly reimbursed,  against presentation of vouchers or receipts therefor, for all authorized expenses properly incurred by him on the Company's behalf in the performance of his duties hereunder.

     7.  Additional Agreements.  Upon execution of this Agreement,  the Employee
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shall  execute  and  deliver to the  Company,  unless  previously  delivered,  a
Confidential and Proprietary Information Agreement (the "Proprietary Agreement") and an Agreement Not to Compete (the "Noncompetition Agreement") in the standard forms signed by other management employees of the Company.

     8. Notices.  Any notice or  communication  given by any party hereto to the
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other party or parties shall be in writing and personally delivered or mailed by certified mail, return receipt requested, postage prepaid, to the addresses provided above. All notices shall be deemed given when actually received. Any person entitled to receive notice (or a copy thereof) may designate in writing, by notice to the other, such other address to which notices to such person shall thereafter be sent.

     9. Miscellaneous.
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     9.1 Entire Agreement.  This Agreement contains the entire  understanding of
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the parties in respect of its subject matter and supersedes all prior agreements and understandings between the parties with respect to such subject matter; provided, however that nothing in this Agreement shall affect the Employee's obligations under the Proprietary Agreement and Noncompetition Agreement.

     9.2 Amendment;  Waiver.  This  Agreement may not be amended,  supplemented,
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cancelled  or  discharged,  except by written  instrument  executed by the party affected thereby. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

     9.3 Binding Effect, Assignment. Employee's rights or obligations under this
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Agreement  may not be assigned by  Employee;  except  that  Employee's  right to compensation to the earlier of date of death or termination of actual employment shall pass to Employee's executor or administrator. The rights and obligations of this Agreement shall bind and inure to the benefit of the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such successor had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     9.4 Headings.  The headings  contained in this  Agreement are for reference
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purposes  only and  shall not  affect  the  meaning  or  interpretation  of this
Agreement.

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

     9.5 Governing Law;  Interpretation.  This  Agreement  shall be construed in
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accordance  with and governed for all purposes by the laws and public  policy of the Commonwealth of Massachusetts applicable to contracts executed and to be wholly performed within such Commonwealth. Service of process in any dispute shall be effective (a) upon the Company, if service is made on any officer of the Company other than the Employee; or (b) upon the Employee, if served at Employee's residence last known to the Company with an information copy to the Employee at any other residence, or care of a subsequent employer, of which the Company may be aware.

     9.6 Further Assurances. Each of the parties agrees to execute, acknowledge,
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deliver  and  perform,  or cause to be  executed,  acknowledged,  delivered  and performed, at any time, or from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be necessary or proper to carry out the provisions or intent of this Agreement.

     9.7 Severability. If any one or more of the terms, provisions, covenants or
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restrictions  of this  Agreement  shall be  determined  by a court of  competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be determined by a court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed, by limiting or reducing it, so as to be enforceable to the extent compatible with then applicable law.

     10.  Replacement  Agreement.  This  Agreement  replaces in its entirety the
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Employment  Agreement,  dated as of January  25,  1994,  between the Company and
Employee.

                                    EXECUTION

         The parties executed this Agreement as a sealed instrument as of the date first above written, whereupon it became binding in accordance with its terms.

                                  TELAXIS COMMUNICATIONS CORPORATION


                                  By:  /s/ David L. Renauld
                                       ---------------------------------------
                                       Name: David L. Renauld
                                       Title: Vice President

                                       /s/ John L. Youngblood
                                       ---------------------------------------
                                       Name: John L. Youngblood


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